UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LOOP INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a-6(i)(1) and 0-11.

Loop Industries, Inc.
480 Fernand-Poitras
Terrebonne, Québec, Canada, J6Y 1Y4
NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders:
The format of our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) will be a virtual-only meeting on July 18, 2025 at 10:00 a.m. ET, for the purpose of considering and acting upon the following proposals:
(1)	To elect five members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2026;
(3)	To hold an advisory vote to approve executive compensation;
(4)	To hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held; and
(5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Stockholders will not be able to attend the 2025 Annual Meeting physically in person. The virtual meeting and live audio webcast can be accessed at www.virtualshareholdermeeting.com/LOOP2025.
To vote or submit questions during the virtual meeting, stockholders must enter the 16-digit control number included on the proxy card, voting instruction form, notice or email that they previously received. Online access to the audio webcast will open shortly prior to the start of the 2025 Annual Meeting. Guests without a control number may also attend the meeting but will not have the option to vote shares or ask questions.
All stockholders, whether or not planning to attend the 2025 Annual Meeting, are encouraged to vote promptly in advance of the meeting by using one of the methods described in the attached proxy materials for the 2025 Annual Meeting. A proxy card is enclosed for your use. We ask that you carefully review, complete, sign, date and return the proxy card or vote by Internet according to the instructions above and included on the proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
The Board of Directors has fixed the close of business on May 20, 2025 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the 2025 Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the 2025 Annual Meeting will be available at the meeting being held via live webcast and for ten days prior to the 2025 Annual Meeting.
We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to all of our stockholders of record, which notice provides information about how to access our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, our proxy statement, and our proxy card online. This notice also explains how you may request to receive a paper or email copy of the proxy materials. If your shares are held in “street name,” your bank or brokerage firm will provide the notice. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.

Please refer to the Proxy Statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the 2025 Annual Meeting.

By Order of the Board of Directors,

(s) Nicolas Lafond
Nicolas Lafond
Interim Chief Financial Officer
Terrebonne, Québec

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
July 18, 2025
This Proxy Statement is furnished in connection with the solicitation by Loop Industries, Inc. (“Loop Industries” or the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at our 2025 Annual Meeting of Stockholders to be held on July 18, 2025 via live webcast (the “2025 Annual Meeting”). A copy of our Annual Report on Form 10-K for the year ended February 28, 2025, together with this Proxy Statement and accompanying proxy card and notice, will be first mailed and made available on or about May 29, 2025.
EXPLANATORY NOTES
All monetary amounts shown in this Proxy Statement are expressed in United States dollars, unless otherwise expressly noted. Canadian dollars are referred to as “CAD.” In various places throughout this proxy, we have assumed an exchange rate to convert any Canadian dollars into U.S. dollars of $1.00 CAD = $0.7226 U.S., which was the average exchange rate for fiscal 2025. We make no representation that the Canadian dollar or U.S. dollar amounts referred to in this proxy could have been converted into U.S. dollars or Canadian dollars, as the case may be, at any particular rate or at all.
We refer to our fiscal year ended February 28, 2025 as “fiscal year 2025” or “fiscal 2025”; and our fiscal year ended February 29, 2024 as “fiscal year 2024” or “fiscal 2024”.

i

VOTING RIGHTS
Each share of our common stock, par value $0.0001 per share (the “Common Stock”), entitles the holder thereof to one vote on matters to be acted upon at the 2025 Annual Meeting, including the election of directors. Holders of our Series A Preferred Stock are also entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise required by applicable law. Except as otherwise expressly provided in our Articles of Incorporation, as amended (the “Articles”), or Amended and Restated By-laws (the “By-laws”) or as required by law, the holders of our Series A Preferred Stock and Common Stock shall vote together and not as separate series or classes. Each share of our Series A Preferred Stock is entitled to the number of votes n calculated as follows:
n = ((Ct / 0.35) - (Ct + Cdp)) / SAt
Where:	Ct = The total number of shares of Common Stock outstanding and entitled to vote;
Cdp = The number of shares of Common Stock outstanding and entitled to vote and held by Daniel Solomita, our President and Chief Executive Officer, and his permitted transferees; and
SAt = The total number of shares of Series A Preferred Stock outstanding.
Pursuant to this formula, the sole holder of Series A Preferred Stock is entitled to 69,511,071 votes as of the record date.
Additionally, holders of our Series B Convertible Preferred Stock are entitled to vote, together with the holders of Common Stock, on any matter submitted to stockholders for a vote, except as otherwise required by applicable law, on an as-converted basis. Pursuant to the formula set forth in the Certificate of Designation governing the Series B Convertible Preferred Stock, the sole holder of Series B Convertible Preferred Stock is entitled to 2,304,557 votes as of the record date.
Votes cast in person or by proxy at the 2025 Annual Meeting will be tabulated by Broadridge Corporate Issuer Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (i) “FOR” the election of all of the director nominees as described in Proposal One; (ii) “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two; (iii) “FOR” the approval of the advisory resolution relating to our executive compensation as described in Proposal Three; (iv) “EVERY YEAR” for the frequency of the advisory vote on executive compensation as described in Proposal Four; and (v) if any other business is properly brought before the 2025 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), in accordance with the discretion of the persons voting such proxies.
A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker non-vote occurs when a broker, holding shares in street name for a beneficial owner, does not receive voting instructions from the beneficial owner and does not have discretionary authority to vote the shares on a particular proposal. Brokers have discretionary authority to vote only on “routine” matters, as defined by the New York Stock Exchange rules. Based on these rules, Proposal Two is considered a routine matter; while Proposals One, Three and Four are considered non-routine matters, and brokers may not vote on these proposals without specific instructions. Abstentions and broker non-votes are each tabulated separately.
The Inspector of Elections will determine whether or not a quorum is present at the 2025 Annual Meeting. In general, Nevada law and our By-laws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum, provided that the broker has discretionary authority to vote on at least one routine matter included in the proxy. As noted above, Proposal Two is considered a routine matter.
Proposal One requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on the election of directors. Proposals Two, Three and Four require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on the subject matter. A properly executed proxy marked to withhold authority to vote with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will have no effect on the election of directors. With respect to the other proposals, a properly executed proxy marked “Abstain,” although counted for purposes of determining whether there is a quorum, will have the effect of a vote “AGAINST”. Under Nevada law, a broker non-vote will have no effect on the outcome of the matters presented for a stockholder vote at the 2025 Annual Meeting.
RECORD DATE AND SHARE OWNERSHIP
Holders of record of our Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock (collectively with the Series A Preferred Stock, the “Preferred Stock”) as of the close of business on May 20, 2025 have the right to receive notice of and to vote at the 2025 Annual Meeting. On May 20, 2025, we had issued and outstanding 47,718,350 shares of Common Stock, one share of Series A Preferred Stock and 1,044,430 shares of Series B Convertible Preferred Stock.
PROXIES
Proxies for use at the 2025 Annual Meeting are being solicited by the Company from our stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the 2025 Annual Meeting and the election to vote in person. Attendance at the 2025 Annual Meeting will not by itself constitute the revocation of a proxy.
STOCKHOLDER PROPOSALS
Proposals of stockholders that are intended to be presented at our 2026 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by us no later than Thursday, January 29, 2026 in order to be included in our Proxy Statement and form of proxy relating to the meeting. Under the advance notice provisions in our By-laws, a stockholder proposal or a nomination for director for our 2026 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of proxy relating to the meeting must be received by us no earlier than Sunday, March 15, 2026 and no later than Tuesday, April 14, 2026. Our By-laws also require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Quebec, Canada J6Y 1Y4, Attention: Chief Financial Officer. Further, our By-laws were filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on April 10, 2018 and may be accessed through the SEC’s website at www.sec.gov/edgar. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of SEC Rule 14a-19(b).
PROXY SOLICITATION COSTS
The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. We are required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

PROPOSAL ONE

ELECTION OF DIRECTORS
The Board of Directors has approved Laurence Sellyn, Laurent Auguste, Louise Sams, Jay Stubina and Spencer Hart as nominees for election at the 2025 Annual Meeting. Immediately prior to the 2025 Annual Meeting, we also expect that Daniel Solomita will be elected to the Board upon the affirmative vote of the sole holder of our Series A Preferred Stock, resulting in a total of six directors. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them FOR the nominees named below, all of whom are presently directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.
The following table sets forth, as of May 29, 2025, the names and ages of our directors and director nominees and the principal offices and positions held by each person:

Name	Age	Title
Daniel Solomita	49	Chairman of the Board, Chief Executive Officer, and President
Laurence Sellyn	75	Lead Independent Director, Chair of the Audit Committee
Louise Sams	67	Director, Chair of the Nominating and Corporate Governance Committee
Jay Stubina	63	Director, Chair of the Compensation Committee
Laurent Auguste	57	Director
Spencer Hart	59	Director

Information Regarding Director to Be Elected by Holder of Our Series A Preferred Stock
Daniel Solomita, 49, has served as President and Chief Executive Officer and Chairman of the Board of Loop Industries since 2015. Mr. Solomita is also the Founder of the Company and the chief architect of the Company’s growth strategy, technology development and mission to disrupt the global plastics industry. As such, the Board of Directors considers Mr. Solomita as fully qualified to sit as Chairman of the Board. Prior to founding Loop Industries, Mr. Solomita focused his business career on the circular economy, developing Polyamide landfill remediation projects across North America. We believe Mr. Solomita’s deep institutional knowledge, strategic vision, and leadership experience position him to provide valuable insight and oversight as our Chairman of the Board.
Information Regarding the Nominees for Election as Directors
Laurence Sellyn, 75, has served as a member of our Board of Directors and as the Lead Independent Director since April 2018, and as the chair of the Audit Committee since June 2019. Mr. Sellyn retired at the end of 2015 from a career in leadership roles in the management of public companies and is now active as a corporate director and as an advisor and consultant to entrepreneurial CEOs. Mr. Sellyn was Executive Vice-President, Chief Financial and Administrative Officer of Gildan Activewear Inc. from April 1999 until August 2015. From 1992 until 1999 he was Chief Financial Officer and Senior Vice President of Finance and Corporate Development of Wajax Inc. Previously Mr. Sellyn held successive positions of increasing responsibility at Domtar Inc., including serving as Corporate Controller from 1987 until 1991. From May 2013 until June 2020 Mr. Sellyn served on the Board of Cascades Inc. (TSX: CAS), where he was Chair of the Corporate Governance and Nominating Committee and was a member of the Audit and Finance Committee. He has also served as a Director and Lead Independent Director of Noble Iron Inc. (TSXV: NIR) from August 4, 2014 to August 11, 2016. Mr. Sellyn is a U.K. Chartered Accountant and holds a Master’s degree in Modern Languages and Literature from Oxford University. Mr. Sellyn has also been active on charitable and not-for-profit boards. Mr. Sellyn was elected as Lead Independent Director of Loop on April 4, 2018. Mr. Sellyn is considered by the Board to be fully qualified for this role due to his experience in corporate finance and corporate governance as a senior executive and director of public companies and his history working with founding entrepreneurs.
Laurent Auguste, 57, has served as a member of our Board of Directors since July 2024. Mr. Auguste currently serves as the Chief Executive Officer at GreenDot, a Cologne, Germany based company specialized in the operation of waste sorting and mechanical recycling plants for polyolefins in Germany, Austria and Italy, and the development of chemical recycling of polyolefins, where he has led the company to €400 million in revenue with 500 employees since August 2022. He was also the European representative for Loop Industries, supporting the Company’s development in Europe from 2020 to 2024. He is also the CEO and sole owner of NATANE, which invests and provides advisory services in the water and circular economy sectors. At VEOLIA, he held several senior positions including Senior Executive VP, CEO of Veolia North America, and CEO of Veolia Water Americas, where he drove significant business growth and strategic transformations. He also founded and led Veolia Water Japan and Veolia Water Korea, establishing and expanding these businesses substantially. He holds a degree in mechanical engineering from École Centrale de Lyon and is fluent in French, English, and Japanese. He has served on numerous boards and advisory councils, including Circulus, the Alliance to End Plastic Waste, and various World Economic Forum initiatives. We believe Mr. Auguste is well qualified to serve as a director due to his extensive experience in global environmental business management and strategic development, which he brings to the Board.
Louise Sams, 67, has served as a member of our Board of Directors and chair of the Nominating and Corporate Governance Committee since April 2021. Ms. Sams previously was the Executive Vice President and General Counsel of Turner Broadcasting System, Inc., a subsidiary of Time Warner Inc. (NYSE: TWX), a television and media conglomerate, from March 2000 until October 2019, where she oversaw the legal work relating to the business activities of Turner and its subsidiaries worldwide. Ms. Sams also served as President of Turner Broadcasting System International, Inc. from 2003 until 2012. Prior to joining Turner in 1993 as a corporate attorney, Ms. Sams was an associate at White & Case, specializing in mergers and acquisitions and securities law. Ms. Sams is chair of the Board of CoStar Group, Inc. (Nasdaq: CSGP), a provider of information, analytics, and online marketplaces to the real estate industry, chairs the nominating and corporate governance committee, and serves on the audit committee and the compensation committee. She also serves as Lead Director of Rollins, Inc. (NYSE: ROL), chairs the nominating and corporate governance committee and serves on the human capital management and compensation committee. Ms. Sams chairs the Board of Trustees at Princeton University. Ms. Sams holds a Bachelor of Arts in English from Princeton University and a Juris Doctor from the University of Virginia School of Law. Ms. Sams has over 25 years of experience as a media executive and over 35 years of experience as a practicing attorney. As a result of her broad range of business and legal experience, Ms. Sams brings to the Board valuable business development, growth strategies, risk management, corporate governance, technology, and mergers and acquisitions experience and is thus qualified to be on the Board.
Jay Stubina, 63, has served as a member of our Board of Directors since 2016 and chair of the Compensation Committee since 2023. In 1998, Mr. Stubina co-founded Continent 8 Technologies, which operates data centers in Europe, North America and Asia. He led its operating and sales activities until April 2021, when he retired from the company and divested his equity ownership position. Mr. Stubina holds a Bachelor of Commerce degree, with a major in Accountancy from Concordia University, of Montreal in Canada. Mr. Stubina obtained a Chartered Accountant certificate from McGill University, and obtained a Chartered Professional Accountant designation in Canada. Mr. Stubina serves on our Audit and Compensation Committees. His experience running a business from 1998 to 2021, combined with his previous role as CFO of a real estate company from 1989-1998 and his former Chartered Professional Accountant designation make Mr. Stubina a valuable member of our Audit Committee and the Board of Directors. Mr. Stubina’s knowledge of and experience in finance, technology implementation in businesses and data management led to our conclusion that he is qualified to serve as a director in light of our business and structure.
Spencer Hart, 59, has served as a member of our Board of Directors since February 2025. Mr. Hart has had a career in investment banking spanning over 30 years at firms including The First Boston Corporation, Lehman Brothers, Barclay, and he is currently a Senior Advisor with Guggenheim Securities, based in New York. He has worked with clients across a variety of industries, with a focus on retail and consumer companies. Throughout his career, he has advised on many M&A and financing transactions, both public and private. In addition, Mr. Hart oversees his family business which operates as a franchisee of Sonic Drive-In, Jersey Mike’s and Buff City Soap. Mr. Hart attended the University of Pennsylvania and received a Bachelor of Arts in Political Science and a Bachelor of Science in Economics with a concentration in Finance, and he also attended the University of Chicago and received a Master of Business Administration in Finance. Mr. Hart’s experience with growth companies, corporate finance, and mergers and acquisitions makes him well qualified to be on the Board.

Required Vote & Recommendation of the Board
The affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on the election of directors is required to elect the nominees for directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” FOR EACH OF THE BOARD’S NOMINEES ON THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE
Board of Director Meetings and Committees
The Board has established the following three (3) committees, each with its own written charter: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. The following table sets forth the attendance of the current Directors at the Board and Committee meetings held during the fiscal year ended February 28, 2025:

	Board of Directors		Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee		Total Attendance
Director	Number	%	Number	%	Number	%	Number	%	%
Daniel Solomita	8/8	100%	—	—	—	—	—	—	100%
Laurence Sellyn	8/8	100%	8/8	100%	—	—	4/4	100%	100%
Louise Sams	8/8	100%	8/8	100%	4/4	100%	4/4	100%	100%
Jay Stubina	8/8	100%	8/8	100%	4/4	100%	4/4	100%	100%
Laurent Auguste(1)	5/5	100%	—	—	—	—	—	—	100%
Spencer Hart(2)	—	—	—	—	—	—	—	—	—

(1)	Mr. Auguste joined the Board in June 2024 and has attended all Board meetings held since his appointment.
(2)	Mr. Hart joined the Board in February 2025 and has attended all Board meetings held since his appointment.
Controlled Company Status
Our shares of Common Stock are listed on the Nasdaq Global Market. The Nasdaq Stock Market LLC (“Nasdaq”) requires all of its listed companies to be in compliance with Nasdaq’s standards of corporate governance set forth in the Nasdaq rules (the “Nasdaq CG Rules”), with certain exceptions. Companies that qualify as a “controlled company” within the meaning of the Nasdaq CG Rules can elect not to comply with certain Nasdaq CG Rules or can choose to comply with these rules despite the presence of an exemption. Under Nasdaq CG Rules, “controlled companies” may elect not to comply with certain Nasdaq CG Rules, including:
•	requirements relating to oversight of director nominations, including having a nominating committee be composed entirely of independent directors;
•	requirements relating to oversight of executive compensation, including having a compensation committee that is composed entirely of independent directors; and
•	the requirement that a majority of the members of the Board be independent.
As of February 28, 2025, Mr. Daniel Solomita controls more than 50% of the voting power for the election of directors. Therefore, we qualify as a “controlled company” within the meaning of the Nasdaq CG Rules and are not required to follow any of the above three Nasdaq CG Rules. However, we do not currently utilize any of these exemptions, did not utilize them at any point in fiscal year 2025, and do not anticipate utilizing them for fiscal year 2026. The “controlled company” exception does not modify audit committee requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq CG Rules or the requirement to have regularly scheduled Board meetings at which only independent Directors attend.
Board Independence
The Board of Directors has determined the following directors are “independent directors” (within the meaning of Rule 5605(a)(2) of the Nasdaq rules): Louise Sams, Laurence Sellyn, Jay Stubina and Spencer Hart. We evaluated independence in accordance with the applicable Nasdaq rules.
The Board’s Leadership Structure
The Board currently combines the role of Chairman of the Board and Chief Executive Officer. This is because of the unique role played by Daniel Solomita as the Founder, Chief Executive Officer and controlling stockholder of the Company. The Board believes that Mr. Solomita is best situated to serve as Chairman because he is the director most familiar with our business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer, in the current circumstances of the Company, facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Laurence Sellyn as the lead independent director. The lead independent director serves as the focal point for independent directors, coordinating feedback to the Chief Executive Officer on behalf of the independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the Chief Executive Officer present.
Committees of the Board of Directors
The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. These committees meet regularly throughout the year and also hold special meetings or act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board. Each of these committees has adopted a written charter, which is reviewed annually. All members of the committees are appointed by the Board of Directors and meet the independence requirements of the respective committees on which they serve. The Nomination and Corporate Governance Committee recommends the composition of the Audit Committee and the Compensation Committees after the election of directors is approved by the stockholders, for approval by the Board.
Audit Committee
The Audit Committee consists of Mr. Sellyn (Chair), Ms. Sams and Mr. Stubina, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of Nasdaq. The Audit Committee held eight meetings during the fiscal year ended February 28, 2025. Following the annual meeting of stockholders and upon approval of their election, it is expected that Mr. Sellyn (Chair), Mr. Hart and Mr. Stubina will serve on the Audit Committee. Mr. Hart is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of Nasdaq.
The Board of Directors has determined that Mr. Sellyn is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of Exchange Act. Mr. Sellyn’s relevant experience includes 23 years of service as a Chief Financial Officer, first at Wajax Inc. from 1992 until 1999, and then at Gildan Activewear Inc. from 1999 until his retirement in 2015. He is also a U.K. Chartered Accountant.
The Audit Committee oversees our accounting and financial reporting process and the audit of our financial statements and also assists the Board in monitoring our financial systems and legal and regulatory compliance. In accordance with the written Audit Committee Charter, the responsibilities of the Audit Committee include, among other things:
•
appointing, determining the compensation of, retaining and overseeing the work of our registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us;

•	pre-approval of auditing and permissible non-audit services, and the terms of such services, to be provided by the independent registered public accounting firm;
•
evaluating the independence, qualifications and performance of our registered public accounting firm, including an annual review of a written report by our independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•
reviewing our financial statements, including meeting with management and our independent registered public accounting firm to review and discuss our annual audited financial statements, quarterly financial statements, and related disclosures;

•	reviewing, approving, and monitoring related any party transactions involving directors or executive officers;
•
addressing any complaints received by us regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by our employees of concerns regarding questionable account or auditing matters;

•
periodically reviewing and meeting with management and the independent auditor to discuss the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and reports regarding compliance with applicable laws, regulations and internal compliance programs;

•
meeting with management and, as appropriate, the independent auditors, to discuss the adequacy and effectiveness of our policies and practices regarding information technology risk management and the internal controls related to cybersecurity;

•	reviewing internal controls testing processes and assessment of the adequacy of internal controls over financial reporting;
•	overseeing management’s processes for identifying, monitoring and addressing enterprise risks; and
•
reporting to the Board, including, among other things, any issues that arise with respect to the quality or integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, and the performance of the Audit Committee itself.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board has adopted a Charter for the Audit Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/cms/documents/.
Compensation Committee
The Compensation Committee consists of Mr. Stubina (Chair) and Ms. Sams and Mr. Sellyn, each of whom is (i) independent within the meaning of the listing standards of Nasdaq, and (ii) a non-employee director within the meaning of Section 16 of the Exchange Act. The Compensation Committee held four meetings during the fiscal year ended February 28, 2025. Following the annual meeting of stockholders and upon approval of their election, it is expected that Mr. Stubina (Chair), Ms. Sams and Mr. Hart will serve on the Compensation Committee. Mr. Hart is (i) independent within the meaning of the listing standards of Nasdaq, and (ii) a non-employee director within the meaning of Section 16 of the Exchange Act.
The Compensation Committee oversees our compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:
•
establishing and periodically reviewing a general compensation strategy for the Company and its subsidiaries and overseeing the development and implementation of our compensation plans to ensure they are consistent with the general compensation strategy;

•	reviewing and discussing with management the risks arising from our compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company;
•	reviewing and recommending to the Board the appointment of new executive officers of the Company within the meaning of Section 16 of the Exchange Act;
•	administering our equity-based plans;
•	periodically reviewing and recommending the compensation of our chief executive officer and other executive officers to the Board for its approval;
•	periodically reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•	periodically evaluating the performance of our chief executive officer in light of such corporate goals;
•	oversight of regulatory compliance with respect to compensation matters affecting us;
•
reviewing and recommending to the Board our submissions to stockholders on executive compensation matters and considering the results of stockholder advisory votes on executive compensation matters and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of any such vote.

The Board has adopted a written charter for the Compensation Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/cms/documents/.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Ms. Sams (Chair) and Mr. Stubina, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of Nasdaq. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended February 28, 2025. Following the annual meeting of stockholders and upon approval of their election, it is expected that Ms. Sams (Chair), Mr. Sellyn and Mr. Hart will serve on the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee considers and periodically reports to the full Board on matters relating to the governance of the Board. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
reviewing the qualifications of, and recommending to the Board, proposed nominees for election to the Board, Board composition, and appointment to committees of the Board, consistent with criteria approved by the Board and subject to any commitments made by the Company by contract or in its Articles;

•	developing, evaluating and recommending to the Board corporate governance practices applicable to the Company;
•
periodically reviewing and recommending the compensation to be paid for service on the Board and Board committees and for service as a chairperson of a Board committee and as lead independent director;

•	leading the Board in its annual performance review of the Board, its committees and their respective effectiveness; and
•	assisting management to organize appropriate orientation for new directors.
The Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available under Corporate Governance Documents in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/cms/documents/.
Consideration of Director Nominees
Stockholder Nominees
The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating and Corporate Governance Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of our By-laws and should include disclosure about whether the nominating stockholder or any member of a nominating stockholder group has been involved in any legal proceeding during the past ten years, as specified in Item 401(f) of Regulation S-K, all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the Proxy Statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the Nevada Revised Statutes exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Loop Industries, Inc., Attention: Chief Financial Officer, 480 Fernand-Poitras, Terrebonne, Quebec, Canada J6Y 1Y4.
A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating and Corporate Governance Committee shall direct the recommendation in writing to Loop Industries, Inc., Attention: Chief Financial Officer, 480 Fernand-Poitras, Terrebonne, Quebec, Canada J6Y 1Y4, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of our Common Stock.
Director Qualifications
In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Nominating and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.
Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will review properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating and Corporate Governance Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.
Annual Meeting Attendance
Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend our annual meetings. We held our virtual-only annual meeting on June 28, 2024 (the “2024 annual meeting”) and five of our directors then serving on the Board attended the meeting. At the 2024 annual meeting, our stockholders took the following actions: (1) appointed, ratified, and confirmed Laurence Sellyn, Laurent Auguste, Jonghyuk Lee, Louise Sams, and Jay Stubina to serve as members of the Board; (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025; and (3) approved the proposal for advisory approval of the Company’s 2024 executive compensation, the say-on-pay vote. We filed a Definitive Proxy Statement on Schedule 14A with the SEC on May 29, 2024 and a Current Report on Form 8-K on July 3, 2024 to document these actions.
Stockholder Communications with the Board of Directors
We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of our stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to our stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. Stockholders who wish to contact the Board of Directors may do so by telephone at (866) 921-6714. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.
Code of Ethics
On January 25, 2017, our Board approved and adopted a Code of Ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The Code of Ethics was updated on January 8, 2020. The Code of Ethics addresses such individuals’ conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules, and regulations; full, fair, accurate, timely, and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; insider trading; protection and proper use of our assets; fair treatment; and reporting suspected illegal or unethical behavior. A copy of our Code of Ethics is available under Corporate Overview in the Investors section of our website, and via the following hyperlink: http://www.loopindustries.com/cms/documents/.We will disclose on our website any amendments to or waivers from any provision of the Code of Ethics that applies to any of our directors or executive officers.

Indemnification Agreements
Each of our executive officers and directors has entered into an indemnification agreement, pursuant to which we have agreed to indemnify each such person for claims against each of them that may arise in connection with the performance of their respective duties as an officer or a director.
Rule 10b5-1 Trading Plans
Although no officers of the Company currently have a Rule 10b5-1 stock trading plan in place, officers may choose to enter into such plans from time to time in the future. These plans allow executives to adopt predetermined plans for trading shares of our Common Stock in advance of learning any material non-public information. The use of these trading plans permits diversification, retirement and tax planning activities. The transactions under the plans will be disclosed publicly through Form 4 filings with the SEC.
Board’s Role in Risk Oversight
The Board, and in particular the Audit Committee, has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks that we face. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including investment and foreign currency fluctuation risk mitigation policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from our compensation plans and arrangements. The Nominating and Corporate Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of the Board, its committees and individual directors. The Nominating and Corporate Governance Committee also reviews and oversees the Company’s succession planning process for executive officers and directors. These committees provide regular reports—generally on a quarterly basis—to the full Board.
Management has responsibility for the direct management and oversight of legal, financial and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer provides regular reports to the Audit Committee concerning financial, tax and compliance related risks. Management also provides the Audit Committee with periodic reports on our compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and any compensation consultant, if so retained, provide analysis of risks related to our compensation programs and practices to the Compensation Committee.
Compensation of Non-Employee Directors
The Board approved our Outside Director Compensation Policy in October 2017, which was amended and restated on April 4, 2018, May 11, 2018, May 2, 2019, February 27, 2020 and March 17, 2022 to compensate each non-employee director for his or her service (the “Amended and Restated Outside Director Compensation Policy”). Our Board has the discretion to revise non-employee director compensation as it deems necessary or appropriate. The Outside Director Compensation Policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interest with those of our stockholders.
Under our Amended and Restated Outside Director Compensation Policy, non-employee directors will receive compensation in the form of equity and cash, as described below:
Cash Compensation. All non-employee directors will be entitled to receive the following cash compensation for their services:
•	$20,000 per year for service as director;
•	$15,000 per year for service as chair of the audit committee;
•	$15,000 per year for service as chair of the compensation committee;
•	$15,000 per year for service as chair of the nominating and governance committee;
•	$50,000 per year for service as the lead independent director.

Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each non-employee director, who has served in the relevant capacity at any point during the immediately preceding fiscal quarter, and such payment shall be made no later than thirty (30) days following the end of such immediately preceding fiscal quarter.
Equity Compensation. Nondiscretionary, automatic grants of restricted stock units (“RSUs”) will be made to our non-employee directors on an annual basis as described below:
Annual Awards. Subject to Section 11 of the Company’s 2017 Equity Incentive Plan, each non-employee director automatically will be granted a RSU award (an “Annual Award”) with a Value (as defined below) of $90,000, provided that the number of shares covered by each Annual Award will be rounded down to the nearest whole share, which grant will be effective on the date of each annual meeting of stockholders (each, an “Annual Meeting”); provided that any non-employee director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual Award with respect to such Annual Meeting. The Company’s 2017 Equity Incentive Plan also permits participants to defer the receipt of the payment of cash or the delivery of shares that otherwise would be due to such participant. On May 2, 2019, we amended our Amended and Restated Outside Director Compensation Policy so that, subject to Section 5 of the Amended and Restated Outside Director Compensation Policy and Section 14 of the Company’s 2017 Equity Incentive Plan, each Annual Award will vest as to 100% of the shares subject thereto upon the earlier of the one (1) year anniversary of the grant date or on the day prior to our next Annual Meeting occurring after the grant date, in each case, provided that the non-employee director continues to serve as a non-employee director through the applicable vesting date. On February 27, 2020, we further amended the Amended and Restated Outside Director Compensation Policy in order to reduce the amount of the Annual Award to $90,000. The reduction was deemed appropriate given the size and composition of the Board, the maturity of the Company and the executive team now in place, all of which contributed to allowing the Board to concentrate on its strategic advisory role and focus less on oversight of legal, financial and commercial compliance matters which is more of management’s role. This change came into effect with the 2021 Annual Award which was effective at the 2020 Annual Meeting.
Consistent with the previous paragraph, an Annual Award was granted on June 28, 2024 to each non-employee director for fiscal year 2025 (the “2025 Annual Award”). The 2025 Annual Award will vest as to 100% of the shares on June 28, 2025, provided that the non-employee director continues to serve as such through the applicable vesting date. “Value” for this purpose means, with respect to a full value award, the average of the closing trading prices of a share of the Company’s Common Stock for the 30-trading days ending on the trading day prior to the grant date.
Travel Expenses. Each non-employee director’s reasonable, customary, and properly documented travel expenses to attend Board meetings will be reimbursed by the Company.
Fiscal 2025 Non-Employee Director Compensation Table
The following table sets forth a summary of the compensation received by our non-employee directors who received compensation during our fiscal year ended February 28, 2025:

Name	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Total ($)
Laurence Sellyn	85,000	75,384	160,384
Jonghyuk Lee(2)	—	—	—
Louise Sams	35,000	75,384	110,384
Jay Stubina	35,000	75,384	110,384
Laurent Auguste	20,000	75,384	95,384
Spencer Hart(3)	1,056	32,798	33,853

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units, or RSUs, granted, as computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718.

(2)
Mr. Jonghyuk Lee resigned from the Board on January 13, 2025. During his term, Mr. Lee was not eligible for non-employee director compensation pursuant to the Investor Rights Agreement entered into by SKGC, Daniel Solomita and the Company in relation to SKGC’s strategic investment in the Company in July 2021.

(3)	Mr. Spencer Hart joined the Board as a director on February 10, 2025.

Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2025, Daniel Solomita, one of our directors, also has been serving as our Chief Executive Officer. Accordingly, Mr. Solomita did not receive any compensation for his service on our Board of Directors. For additional information regarding Mr. Solomita’s compensation for his service as Chief Executive Officer, see “Executive Compensation—Summary Compensation Table.”
Our non-employee directors held the following outstanding RSU awards as of February 28, 2025. The table excludes Mr. Solomita, whose outstanding awards are reflected in the section entitled “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End.”

Name	# of Outstanding Options (in shares)	# of Outstanding RSUs (in shares)
Laurence Sellyn	—	156,201
Louise Sams	—	89,892
Jay Stubina	—	131,201
Laurent Auguste	—	36,069
Spencer Hart	—	28,770

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of May 28, 2025. Our executive officers are appointed by, and serve at the discretion of, our Board. Each of our executive officers holds office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with our By-laws, absent an employment agreement. There are no family relationships among any of our directors or executive officers.

Name	Age	Title
Daniel Solomita	49	Chairman of the Board, President, and Chief Executive Officer
Adel Essaddam	30	Chief Operating Officer
Giovanni Catino	49	Chief Revenue Officer
Nicolas Lafond	35	Interim Chief Financial Officer
Stephen Champagne	58	Chief Technology Officer

Daniel Solomita, please see biography of Mr. Solomita on page 3 of this Proxy Statement.
Adel Essaddam, was appointed as Chief Operating Officer in March 2025. Prior to this role, he served as Vice President, Science and Innovation of Loop since March 2022. He previously served as the Lead Scientist of Loop between July 2018 and March 2022. Mr. Essaddam is the co-inventor of Loop’s second generation (GEN II) depolymerization technology and leads Loop’s Research and Development team. He is a recognized expert in the field of plastic chemical recycling, having invented multiple global patents. Mr. Essaddam has played a critical role at the Company in negotiating and implementing strategic joint ventures and technology licensing agreements. He provides key support to the Company’s Chief Executive Officer in the development of future commercial facilities and global licensing opportunities. Mr. Essaddam serves on the boards of Loop’s joint ventures with Reed Societe Generale Group and Ester Industries, which provide oversight over the strategic direction of the joint ventures and the deployment of Loop’s technology. He holds a degree in Composite Material Transformation.
Giovanni Catino, was appointed as Chief Revenue Officer in March 2025. Prior to this role, he served as Vice President, Sales and Business Development of Loop since March 2022. He previously served as Senior Director of Sales and Business development between March 2017 and February 2022. At Loop, Mr. Catino has played a leading role in developing relationships with global beverage, packaged goods, and apparel brands and has implemented supply chain agreements and solutions that have helped clients reach their sustainability goals. Prior to joining Loop, Mr. Catino was an entrepreneur, owning and operating various small and medium-sized businesses across multiple industries. He holds a bachelor’s degree in economics from Concordia University. Mr. Catino’s combination of entrepreneurial experience and deep industry knowledge brings a valuable commercial perspective to the executive management team, supporting Loop’s commercialization plans.
Nicolas Lafond, was appointed Interim Chief Financial Officer in March 2025. Prior to this role, he served as Senior Director of Finance and Corporate Secretary since March 2024. He previously held several positions at Loop, including Senior Financial Analyst from October 2018 to May 2020, Director of Finance from May 2020 to March 2024, and Interim Chief Financial Officer from December 2022 to April 2023. As a Canadian CPA, Mr. Lafond joined the Company from a public accounting firm in 2017. Mr. Lafond has played a leading role in the Company’s financial reporting, regulatory disclosure and internal controls, working with Loop’s external auditors and the Audit Committee. Mr. Lafond holds a Bachelor’s degree in Administration and post-graduate degree in accounting from HEC Montréal.
Stephen Champagne, is an engineer and was appointed as Chief Technology Officer in March 2020. Mr. Champagne’s experience includes laboratory development through engineering, procurement, and construction, as well as commercial plant commissioning. Prior to joining the Company, Mr. Champagne was the Director of the Process Group at Seneca Engineering until January 2020. Mr. Champagne also served as Chief Technology Officer of Lithion Recycling from July 2018 until January 2020, and before that served as Project Director at Seneca Engineering. Mr. Champagne received his B. Eng. from Université Laval in 1993 and became a member of the Ordre des ingénieurs du Québec in 1995.

EXECUTIVE COMPENSATION
Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with certain scaled disclosure requirements applicable to “smaller reporting companies” with respect to the executive compensation disclosure in this Proxy Statement.
This Executive Compensation section of the Proxy Statement highlights the objectives and philosophy of our executive compensation program, describes each component of our executive compensation program, and explains the decisions of the Board and the Compensation Committee in designing our executive compensation program for fiscal 2025.
In fiscal 2025, our named executive officers were:
•	Daniel Solomita, our Chairman of the Board, Chief Executive Officer and President;
•	Fady Mansour, our former Chief Financial Officer;
•	Stephen Champagne, our Chief Technology Officer;
Executive Changes
Fady Mansour ceased serving as Chief Financial Officer effective March 5, 2025. On the same date, Nicolas Lafond was appointed to serve as our Interim Chief Financial Officer.
Stephen Champagne is expected to take an unpaid one-year sabbatical beginning around August 2025, during which his responsibilities will be assumed by the Company’s engineering team. For the fiscal year ending February 28, 2026, the Company does not expect to designate the Chief Technology Officer position as an executive officer role, as it shifts its business focus from technology development to commercialization.
Executive Compensation Philosophy and Practices
Loop has a small executive leadership team that is dedicated to the commercialization of Loop’s technology. When Loop became a Nasdaq-listed company in 2017, the Board retained a US compensation consulting firm, Pay Governance LLC (“Pay Governance”), to assist in structuring our executive compensation programs. Pay Governance provided a template for the components of executive compensation, comprised of annual salary, annual cash incentive compensation based on achievement of specific annual performance objectives, and long-term equity compensation. These programs are more fully described below. To build upon this framework, the Compensation Committee engaged Global Governance Advisors (“GGA”) in fiscal 2024 and 2025 to undertake a review of the Company’s executive compensation program in comparison to a peer group of companies. GGA recommended components of executive compensation that are consistent with the Company’s practices. GGA provided certain market data that has assisted the Compensation Committee as it considers appropriate compensation levels across the different components.
Within this framework, we continue to use judgment on a case-by-case basis when hiring new executives, in order to attract, motivate and retain the management talent required to support the implementation of our business plan, bearing in mind both external market conditions and internal compensation equity within the company, and being mindful of our position as a pre-revenue company which is not yet consistently generating cash from operations.
Our founder and Chief Executive Officer, Daniel Solomita, continues to be the largest stockholder in the Company and as such is driven by creation of long-term stockholder value, as well as executing his and the Company’s mission to commercialize its groundbreaking technology to mitigate the global waste plastic crisis.
We seek to support Mr. Solomita by identifying and recruiting executives, managers and technical professionals who bring the required expertise, experience, competencies and professional qualifications, who are inspired by our mission and who are committed to rigorous standards of professional ethics and integrity.

In fiscal 2025, the following policies and practices were in place:
What we do:
•	The Compensation Committee consists entirely of independent directors.
•
A significant portion of the compensation opportunity of each continuing named executive officer is tied to the achievement of specified performance goals and/or has underlying value tied directly to our stock price, and is therefore at-risk.

•	Executive officers are required to provide service to us over a period of at least three years in order to fully vest in time-based equity awards.
What we do not do:
•	We do not provide any “single trigger” change in control payments or benefits to our named executive officers that remain with us.
•	We do not provide any post-employment retirement or pension benefits to our executive officers that are not available to our employees generally.
•	We do not provide tax gross-ups for payments or benefits paid in connection with a change in control.
•	We do not permit short sales, hedging, or pledging of stock ownership positions involving derivatives of our Common Stock.
Impact of 2024 Say-on-Pay Vote
We conducted a vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote) at our 2024 Annual Meeting of Stockholders. 99.57% of the votes cast by stockholders were in favor of approving the compensation of our named executive officers. While evaluating our executive compensation program for fiscal 2025, the Compensation Committee considered the results and maintained the compensation philosophy and objectives and general approach to executive compensation from the prior year.
Executive Compensation Program Design
Our executive compensation program for fiscal 2025 reflected our stage of development as a pre-revenue publicly traded company. Accordingly, we designed our executive compensation program to provide market-competitive compensation in the form of base salary, cash-based short-term incentive compensation, long-term incentive equity awards (including performance-based RSUs, time-based RSUs, performance-based stock options and time-based stock options), as well as certain employee health and welfare benefits. We believe our executive compensation program is appropriate for a company of our size, in our industry, and in our stage of growth. As the company matures, we will continue to evaluate our executive compensation program and governance practices.
We offer compensation in the form of base salaries and short-term cash incentive compensation. We have structured our short-term incentive compensation to focus on the achievement of specific short-term financial and operational objectives that will further our longer-term growth objectives. In an effort to continue to motivate our named executive officers to further these objectives, the Board or the Compensation Committee, when possible, sets a range of performance achievement levels, including above target levels, to reflect disciplined execution of our growth objectives.
Additionally, long-term equity awards for shares of our Common Stock serve as a key component of our executive compensation program. Currently, we may grant (i) stock options to ensure that the recipient receives value only through driving stockholder value; and (ii) full value awards, or awards without a purchase price, including RSUs, to provide appropriate levels of compensation, to facilitate retention, to provide more direct alignment to our stockholders and to promote stockholder value creation given that the value of a recipient’s shares increases only as stockholder value increases. In the future, we may introduce other forms of equity awards, as we deem appropriate, that further our objective of providing long-term incentives to our named executive officers while promoting stockholder value creation. On a case-by-case basis there may be a need to provide an up-front incentive to attract a qualified candidate. Such awards will typically be in the form of stock options and RSUs and will vest ratably over multiple years or with deferred cliff vesting after a specified number of years.

Finally, we offer our executive officers standard health and welfare benefits that are generally available to our other employees, including medical, dental, vision, short-term disability, long-term disability, and life insurance plans.
Our senior executive pay philosophy and framework includes guidelines for allocating compensation between short-term and long-term incentive compensation that provide for a large portion of incentive compensation to be tied to performance objectives. We consider competitive market data to develop a general framework for establishing the appropriate pay levels and mix. Within this overall framework, the Compensation Committee reviews each component of executive compensation separately and also takes into consideration the value of each named executive officer’s compensation package as a whole and its relative value in comparison to our other named executive officers.
The Board and the Compensation Committee evaluate our compensation philosophy and executive compensation program as circumstances require and review executive compensation annually. The Board and the Compensation Committee apply our philosophy and the objectives outlined above, together with consideration for the levels of compensation that we would be willing to pay to ensure that our executive compensation remains competitive for highly qualified talent and that we meet our recruiting and retention objectives, as well as the cost to us if we were required to find a replacement for a key executive officer.
Compensation-Setting Process
Role of Our Compensation Committee
Compensation decisions for our named executive officers generally are recommended by the Compensation Committee and approved by the Board. Currently, the Compensation Committee is responsible for reviewing, and evaluating the compensation arrangements, plans, policies, and practices for our named executive officers.
The Compensation Committee periodically reviews our executive compensation program, including base salary, short-term incentive compensation and long-term equity compensation, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and to make any modifications to existing plans and arrangements or to adopt new plans or arrangements. In connection with such review and the hiring of executive officers, the Compensation Committee, after consulting with our management team and any compensation consultant that the Compensation Committee may engage and reviewing any market data provided by such compensation consultant, makes recommendations to the Board with respect to any base salary adjustments, target incentive amounts and compensation framework. With respect to our short-term and long-term incentive compensation, the Compensation Committee recommends to the Board for approval the applicable target performance levels for each performance objective used for the financial period following the Board’s approval of our annual plan.
Role of Management
In carrying out its responsibilities, the Compensation Committee works with members of our management team, including our Chief Executive Officer and Chief Financial Officer. Our management team and a compensation consultant, if one is retained, assist the Compensation Committee in the execution of its responsibilities by providing information on corporate and individual performance, market data, and management’s perspective and recommendations on compensation matters.
Except with respect to his own compensation, our Chief Executive Officer will make recommendations to the Compensation Committee regarding compensation matters, including the compensation of our executive officers. Our Chief Executive Officer also participates in meetings of the Compensation Committee, except with respect to discussions involving his own compensation, in which case the Committee meets in executive session without the Chief Executive Officer present.
While the Compensation Committee solicits the recommendations and proposals of our Chief Executive Officer with respect to compensation-related matters, these recommendations and proposals are only one factor in the Compensation Committee’s decision-making process.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel and other advisors, from time to time, as it sees fit in connection with carrying out its duties.

In fiscal 2024 and 2025, the Compensation Committee engaged GGA to undertake a review of the Company’s executive compensation program. GGA was engaged to review the components of the Company’s executive compensation in comparison to a peer group of companies and recommend a compensation design and levels that are in line with the Company’s compensation philosophy as well as current market standards.
Based on GGA’s review and recommendations, an approach focused on equity compensation was adopted at the current stage of the Company’s commercial development. This includes granting a mix of multi-year vesting stock options and immediately exercisable options to certain executives with minimal adjustments to base salary, and, in the case of the Chief Executive Officer and certain other executives, also in lieu of short-term cash incentives. This approach is intended to align executive compensation with shareholder value creation, while ensuring market-competitive total compensation. This is also aligned with the Company’s liquidity management as it advances towards the commercialization of its technology.
Fiscal 2025 Executive Compensation Program Components
Overview
The following describes each component of our executive compensation program, the rationale for each, and how the compensation amounts and awards were determined for fiscal 2025.
Base Salary
Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our named executive officers for services rendered during the fiscal year and to ensure that we remain competitive in attracting and retaining executive talent. Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, salary expectations, market compensation data and the base salaries of our other executive officers.
Thereafter, the Compensation Committee periodically reviews the base salaries of each named executive officer and makes adjustments as it determines to be reasonable and necessary to reflect our performance, the scope of a named executive officer’s performance, contributions, responsibilities, experience, current salary level, position (in the case of a promotion), and market pay positioning, as appropriate.
In connection with the amendment and restatement of Mr. Solomita’s employment agreement in fiscal 2019, the Compensation Committee reviewed his compensation package, including his base salary. In addition to the market-based study provided by Pay Governance, the Compensation Committee also considered other relevant factors, including, among others, Mr. Solomita’s critical importance to the Company’s success, performance and contributions, and the continued competition for experienced leadership in our industry. Based on this review, in June 2018, the Compensation Committee recommended, and the Board approved, an updated compensation package for Mr. Solomita, including his base salary of $598,905 CAD, effective as of March 1, 2018 (the first day of the Company’s 2019 fiscal year).
Upon his hire in April 2023, Mr. Mansour received a one-time signing bonus of $75,000 CAD, and his base salary was set at $360,000 CAD, which was increased to $371,918 CAD in March 2024 following a cost of living adjustment. Mr. Champagne’s base salary was set at $250,000 CAD upon his hire in March 2020, which was increased to $258,000 CAD in March 2022 following a cost of living adjustment, to $300,000 CAD in March 2023 following a review of his compensation package, and to $311,400 CAD in March 2024 following a cost of living adjustment. The base salary for each of these named executive officers was approved by the Compensation Committee and the Board and determined based on arm’s-length negotiations between the named executive officer and our Chief Executive Officer.
The base salaries paid to our named executive officers in fiscal 2025 are set forth in the section entitled “Summary Compensation Table” below.
Short-Term Incentive Compensation
We use short-term incentive compensation to motivate our named executive officers to achieve our annual financial and operational objectives, while making progress towards our longer-term strategic and growth goals. Our short-term incentive program allows the Compensation Committee to provide cash incentive awards to the executive officers, which are based upon performance goals established by the Board and the Compensation Committee.

The short-term incentive compensation provided to our named executive officers in fiscal 2025 is described in the immediately following paragraphs and set forth in the section entitled “Summary Compensation Table” below.
Daniel Solomita
The compensation package for Mr. Solomita that the Compensation Committee recommended, and the Board approved, in June 2018 in connection with the amendment and restatement of his employment agreement includes an annual bonus opportunity for fiscal 2025 that provides for a payment equal to 25% of his base salary at threshold performance, 50% of his base salary at target performance, or 100% of his base salary at maximum performance.
The Compensation Committee approved the performance goals for Mr. Solomita’s fiscal 2025 annual bonus listed in the table below. For any scalable performance goal, if actual achievement falls between the specified minimum, target, or maximum performance levels, the amount payable with respect to the performance goal will be determined by straight-line interpolation. For any performance goal that is not scalable, the threshold and target levels must be achieved for the maximum amount to become payable with respect to the performance goal. In either case, if the threshold level for a particular performance goal is not achieved, no amount will be payable with respect to the performance goal.
Performance goals for fiscal 2025 included:
(i)	goals related to the formation of strategic partnerships,
(ii)	goals related to financing, and
(iii)	goals related to the development of commercial projects.
The achievement of these performance goals was determined to be at target (50% of base salary), resulting in an annual bonus for Mr. Solomita for fiscal 2025 of $216,780 ($300,000 CAD). In lieu of a payment in cash for his annual bonus, Mr. Solomita was granted 181,922 stock options that were fully vested and exercisable as of the grant date of April 4, 2025 at an exercise price of $1.16 per share.
We continued to make progress in relation to the Company’s performance goals. In fiscal 2025, we formed our India joint venture with Ester Industries Ltd. with the purpose of building and operating an Infinite Loop™ manufacturing facility in India and made significant progress towards breaking ground on the facility, including engineering, land selection process and feedstock sourcing. We closed a $20.8 million (€20 million) financing and licensing transaction with Reed Management SAS, known as Reed Societe Generale Group, which included the sale of the company’s first technology license and the formation of a joint venture to deploy our technology in Europe. We also made advancements with regards to customer relationships and campaigns, feedstock sourcing, and research and development activities to continuously improve and optimize our process.
Fady Mansour
Mr. Mansour did not receive a bonus for fiscal 2025.
Stephen Champagne
Mr. Champagne’s employment agreement provides for a short-term incentive compensation in the form of cash, with payment equal to 10% of his base salary at threshold performance, 15% of his base salary at target performance, or 20% of his base salary at maximum performance. Mr. Champagne’s fiscal 2025 annual bonus performance was determined on a discretionary basis by the Compensation Committee based on company and individual performance. Pursuant to his performance, Mr. Champagne received a bonus for fiscal 2025 in the amount of $33,753 ($46,710 CAD), which represented 15% of his base salary.
Long-Term Incentive Compensation
We grant long-term equity awards as a component of our executive compensation program in order to align our named executive officers’ long-term interests with our stockholders’ interests. Our long-term incentive program allows the Compensation Committee to provide equity incentive awards to the executive officers, which are based upon performance goals established by the Board and the Compensation Committee. The Company has elected to use equity-based awards in order to provide direct alignment to stockholder value, as reflected by the price of our Common Stock.

In determining the composition of these equity awards, the Compensation Committee decided to offer some new hires performance-based or time-based equity awards, which helped to maximize the value of the executive’s inducement award opportunity.
The size of the equity awards granted to our named executive officers in connection with their hire is determined through arm’s-length negotiation, taking into consideration factors such as the named executive officer’s role and responsibilities, the named executive officer’s compensation provided by the prior employer and new target cash compensation, the equity award’s potential retention and incentive value, market data on the size of new-hire awards provided by similar companies to similarly situated employees, and prevailing market conditions.
The long-term equity awards granted to our named executive officers in fiscal 2025 are described in the immediately following paragraphs and set forth in the section entitled “Summary Compensation Table” below.
Daniel Solomita
Mr. Solomita’s amended and restated employment agreement made no change to the equity incentive arrangement described in his prior employment agreement, which provided for an award of 4,000,000 RSUs that had not yet been granted. In June 2018, the Board approved the grant of these RSUs which became effective with the approval by the Company’s stockholders at the Company’s 2019 annual meeting of an increase in the number of shares available for issuance under the Company’s 2017 Equity Incentive Plan. In April 2020, the Board clarified and updated the milestones consistent with the shift in our business from the production of terephthalate (“PTA”) to the production of dimethyl terephthalate (“DMT”), another proven monomer of PET plastic that is far simpler to purify. One-quarter of the RSUs vest upon the achievement of each of following four performance milestones: (i) the Company’s securities are listed on an exchange or the OTCQX tier of the OTC Markets Group platform; (ii) the Company executes a contract for a minimum quantity of 25,000 metric tons of DMT and Monoethylene Glycol (“MEG”) or PET; (iii) the Company’s first full-scale production facility is in commercial operation; and (iv) the Company’s second full-scale production facility is in commercial operation. For these purposes, “commercial operation” means the full-scale production facility produces 10 metric tons per hour of DMT and MEG combined, for a term of not less than 6 months. Once vested in accordance with the milestones, one-fifth of the RSUs will be settled annually, generally commencing on the first settlement date following the date of vesting. As the first performance milestone has been achieved, 1,000,000 RSUs have vested of which 200,000 RSUs were settled on each of the following dates: October 15, 2019, October 15, 2020 and October 15, 2021. The remaining 400,000 RSUs will be settled equally on each of the following two anniversaries, unless the Company and Mr. Solomita agree to defer settlement. In fiscal 2023, 1,000,000 RSUs vested with the achievement of the second performance milestone and shall be settled on October 15th of each year in 200,000 unit tranches, unless the Company and Mr. Solomita agree to defer settlement. On October 14, 2022, Mr. Solomita elected to defer by one year the settlement of the 400,000 RSUs that would have otherwise settled on October 15, 2022. On October 12, 2023, Mr. Solomita elected to defer by one year the settlement of the 800,000 RSUs that would have otherwise settled on October 15, 2023. On October 9, 2024, Mr. Solomita elected to defer by one year the settlement of the 1,000,000 RSUs that would have otherwise settled on October 15, 2024.
On April 4, 2025, upon recommendation by the Compensation Committee, the Board approved an award to Mr. Solomita of 1,500,000 stock options. The stock options have an exercise price of $1.16 per share and a seven-year term, and will vest and become exercisable ratably in equal tranches on April 4, 2026, April 4, 2027, and April 4, 2028. The stock option award is in line with the Company’s approach to ensure market-competitive total compensation for its executive officers based on the review and recommendations of the external compensation consultant. This approach also aims to align executive compensation with shareholder value creation and allow the Company to preserve liquidity as it advances towards the commercialization of its technology.
Fady Mansour
Mr. Mansour’s new hire employment agreement provides for a new hire equity award of 470,000 time vesting RSUs, which vest over five years, with 17.5% vesting on each one-year anniversary of the date of Board approval of the grant, and 30% vesting on the fifth anniversary, subject to continuing employment. Mr. Mansour’s employment agreement does not provide for any long-term equity awards on an annual basis. Mr. Mansour did not receive any long-term equity awards for the fiscal year ended February 28, 2025.

Stephen Champagne
Mr. Champagne’s new hire employment agreement provides for a new hire equity award of RSUs with an intended value of $450,000. In fiscal 2021, the Board approved an equity award grant to Mr. Champagne of 51,963 new hire RSUs which vested entirely on March 9, 2023 and were settled in 51,963 shares of the Company’s Common Stock in fiscal 2024. Mr. Champagne’s employment agreement does not provide for any long-term equity awards on an annual basis. Mr. Champagne received a long-term equity award on March 28, 2023 of 240,000 stock options with an exercise price of $3.11 which vest on each one-year anniversary of the date of Board approval of the grant in equal tranches of 80,000 units. Mr. Champagne did not receive any long-term equity awards for the fiscal year ended February 28, 2025.
Change in Control and Severance Benefits
We have entered into employment agreements with our named executive officers that provide for certain payments and benefits upon the termination of their employment under certain circumstances. We believe that these employment agreements provide retention value by encouraging our named executive officers to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of involuntary termination or a potential change in control, allowing our named executive officers to focus on their duties and responsibilities. For a narrative summary of the material terms and conditions of these employment arrangements, see the section below entitled “Potential Payments upon Termination or Change in Control.”
Other Compensation and Benefits
We provide employee benefits to all eligible employees, including our named executive officers. As discussed above, these benefits include medical, dental and vision insurance, life and disability insurance, and other plans and programs.
Stock Trading Practices; Hedging and Pledging Policy
We maintain an Insider Trading Policy that, among other things, prohibits our employees, including our named executive officers, from trading during quarterly and special blackout periods. In addition, we prohibit short sales, hedging and similar transactions designed to decrease the risks associated with holding our securities, as well as pledging the company’s securities as collateral for transactions involving derivative securities relating to our Common Stock. The Insider Trading Policy also does not allow for the Company’s securities to be held in margin accounts by named executive officers. Pledging of Company securities may be permitted in certain circumstances contingent upon obtaining preclearance from the Compliance Officer.
Our Insider Trading Policy requires that all directors and officers, including our named executive officers, pre-clear with our legal department any proposed open market transactions. Further, we have adopted Rule 10b5-1 trading plan guidelines that permit our directors and employees, including our named executive officers, to adopt Rule 10b5-1 trading plans. Under these guidelines, Rule 10b5-1 trading plans may only be adopted or modified during an open trading window under our Insider Trading Policy and only when such individual does not otherwise possess material nonpublic information about the company. These guidelines also provide for a cooling-off period before the first trade may occur under a Rule 10b5-1 trading plan.

COMPENSATION TABLES
Summary Compensation Table
The following table presents summary information regarding the compensation reportable for our named executive officers for fiscal 2025, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
Daniel Solomita(3) Chief Executive Officer	2025	432,769	—	—	—	216,780	12,000	661,549
	2024	443,669	—	—	—	110,917	12,000	566,586
Fady Mansour(4) Former Chief Financial Officer	2025	268,748	—	—	—	—	—	268,748
	2024	232,839	55,560	1,348,900		80,006	—	1,717,306
Stephen Champagne Chief Technology Officer	2025	225,018	33,753	—	—	—	—	258,770
	2024	222,240	55,560	—	515,280	—	—	793,080

(1)
The amounts reported in this column do not reflect the compensation actually received by the named executive officer. For valuation purposes, the dollar amount shown represents the aggregate award date fair value of awards made in fiscal years ended February 28, 2025, February 29, 2024 and February 28, 2023, computed in accordance with FASB ASC Topic 718, “Stock-Based Compensation”. For further information on the amounts reported in this column, see Long-Term Incentive Compensation above.

(2)	For further information on the amounts reported in this column, see Short-Term Incentive Compensation above.
(3)
Mr. Solomita was awarded an annual bonus for fiscal 2025 of $216,780 ($300,000 CAD). In lieu of a payment in cash for his annual bonus, Mr. Solomita was granted 181,922 stock options that were fully vested and exercisable as of the grant date of April 4, 2025 at an exercise price of $1.16 per share.

Pursuant to his amended and restated employment agreement, Mr. Solomita received a monthly allowance for expenses of $1,000, which is included in “All Other Compensation”.
(4)
Mr. Mansour joined the Company in April 2023 and was not a named executive officer in fiscal 2023. He received a one-time signing bonus of $55,560 ($75,000 CAD). Mr. Mansour ceased serving as Chief Financial Officer effective March 5, 2025.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth all outstanding equity awards held by each named executive officer as of February 28, 2025. For purposes of valuing the outstanding awards, the amounts below are based on a per share price of $1.33 for our Common Stock, which was the closing market price of the Common Stock as reported on the Nasdaq Global Market on February 28, 2025, the last business day of the fiscal year.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- Exercisable (#)	Option Exercise Price ($)	Option Expiration date	Number of shares or units of stock that have not vested (#)	Market Value of shares or units of stock that have not vested ($)
Daniel Solomita(1)	—	—	—	—	2,000,000	2,660,000
Fady Mansour(2)	—	—	—	—	387,750	515,708
Stephen Champagne(3)	80,000	160,000	3.11	March 28, 2033	—	—

(1)	The number of units that have not vested represents RSUs which vest upon the occurrence of certain milestones and once vested, one-fifth of the RSUs will be settled annually.
(2)
In fiscal 2024, the Board approved an equity award grant to Mr. Mansour of 470,000 time vesting RSUs which vest over five years, with 17.5% vesting on each one-year anniversary of the date of Board approval of the grant, and 30% vesting on the fifth anniversary.

(3)
In fiscal 2024, the Board approved an equity award grant to Mr. Champagne of 240,000 time vesting stock options which vest on each one-year anniversary of the date of Board approval of the grant in equal tranches of 80,000 units.

Equity Compensation Plan Information in Fiscal 2025
As of February 28, 2025, there were 2,771,216 shares of our Common Stock subject to issuance upon the exercise of outstanding stock options and 4,466,958 shares of our Common Stock subject to issuance upon the settlement of RSUs under all of our equity compensation plans referred to in the table below. As of February 28, 2025, there were 2,159,612 shares of our Common Stock available for issuance under our equity compensation plan.

	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by stockholders	6,578,174	5.84	2,159,612
Equity compensation not approved by stockholders	660,000	3.36
Total equity compensation plans	7,238,174	5.25	2,159,612

(1)	The weighted-average exercise price does not take into account outstanding restricted stock units under the plans.
Potential Payments upon Termination or Change in Control
Mr. Daniel Solomita
On July 13, 2018, we entered into an amended and restated employment agreement, with no term, with Daniel Solomita, our President and Chief Executive Officer, such agreement referred to as the Solomita Amended and Restated Employment Agreement.
If Mr. Solomita’s employment is involuntarily terminated by the Company without Cause prior to a Change of Control or more than 24 months following a Change of Control (as such terms are defined in the Solomita Amended and Restated Employment Agreement), Mr. Solomita will receive: (i) continued payment of his base salary for a period equal to 24 months, (ii) payments by the Company for the full cost of his medical benefits provided by the Company under which he is covered as of the date of his termination of employment for up to 24 months, (iii) if he is eligible as of the date that his employment is terminated to participate in a formal cash annual incentive plan as the Company may make available to its similarly-situated employees, a lump-sum payment equal to a pro-rated portion of the incentive payment payable to him under such cash annual incentive plan based on actual performance at the end of the performance period, (iv) accelerated vesting of 50% of the then-unvested portion of his outstanding equity compensation, and (v) reimbursement for up to $10,000 of expenses incurred in obtaining new employment.
If Mr. Solomita’s employment is terminated by the Company without Cause or by his Resignation for Good Reason (as defined in the Solomita Amended and Restated Employment Agreement) within 24 months after a Change in Control, Mr. Solomita will receive the following severance benefits: (i) a lump sum payment equal to 24 months of his base salary, (ii) payments by the Company for the full cost of his medical benefits provided by the Company under which he is covered as of the date of his termination of employment for up to 24 months, (iii) if he is eligible as of the date that his employment is terminated to participate in a formal cash annual incentive plan as the Company may make available to its similarly-situated employees, a lump-sum payment equal to a pro-rated portion of the incentive payment payable to him under such cash annual incentive plan based on actual performance as of the date his employment is terminated and as soon as reasonably practicable following such date (or if such performance is not determinable at such time, based on target performance) and a lump-sum payment equal to two times the target incentive payment payable under the applicable cash annual incentive plan, (iv) accelerated vesting of 100% of the 4,000,000 RSUs described above, and (v) reimbursement for up to $20,000 of expenses incurred in obtaining new employment.
The receipt of the severance benefits described above are subject to Mr. Solomita’s timely executing and not revoking a release of claims and his continued compliance with his proprietary information and inventions agreement with the Company and the post-employment non-competition, non-solicitation, and non-disparagement covenants in the Solomita Amended and Restated Employment Agreement.
The Solomita Amended and Restated Employment Agreement also provides that in the event any amounts in the agreement or otherwise payable to him constitute “parachute payments” within the meaning of Section 280G of the

Internal Revenue Code of 1986, as amended (the “Code”), and could be subject to the related excise tax, he would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to an excise tax, whichever results in the greater amount of after-tax benefits to him.
For the purposes of the Solomita Amended and Restated Employment Agreement, “Cause” means any grounds entitling the Board to summarily dismiss Mr. Solomita.
For purposes of the Solomita Amended and Restated Employment Agreement, “Resignation for Good Reason” generally means, Mr. Solomita’s resignation as a result of, and within 30 days following, (i) a change in Mr. Solomita’s position such that he is not a corporate officer of the Company (or a successor company in the event of a Change of Control), (ii) a significant and substantial reduction in Mr. Solomita’s job, duties, or responsibilities in a manner that is substantially and materially inconsistent with the position, duties, or responsibilities held by Mr. Solomita immediately before such reduction, (iii) any reduction in Mr. Solomita’s base salary other than in connection with and consistent with a general reduction of all officer base salaries; or (iv) a relocation of Mr. Solomita’s work location to a location more than 50 kilometers away from the current location provided such change increases Mr. Solomita’s commute by 25 kilometers or 30 minutes.
The Solomita Amended and Restated Employment Agreement prohibits Mr. Solomita from engaging in certain activities which compete with our business, seeking to recruit our employees or disclosing any of our trade secrets or otherwise confidential information. The foregoing description of the Solomita Amended and Restated Employment Agreement is a summary and is qualified in its entirety by the text of the Solomita Amended and Restated Employment Agreement, as amended, a copy of which is attached as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on July 13, 2018.
Mr. Fady Mansour
On March 22, 2023, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on April 17, 2023, with Mr. Fady Mansour, our Chief Financial Officer, such agreement referred to as the Mansour Employment Agreement.
Pursuant to the Mansour Employment Agreement, if Mr. Mansour’s employment is terminated by the Company without Serious Reason, Mr. Mansour will receive the following severance benefits, subject to his timely executing a release of claims and his continued compliance with the post-employment covenants, his proprietary information and inventions agreement with the Company, and his non-solicitation and non-disparagement agreement with the Company:
(i) his annual short-term incentive award prorated to the date of termination based on actual performance, payable in one lump-sum within the later of 30 days of termination for time-based awards or shortly after performance is determined at the end of the next quarterly reporting period for performance awards; (ii) a lump-sum payment equal to 10 months of his then-current base salary; and (iii) his new hire RSU award will be paid as if vested ratably over a period of 60 months from the date of Board approval, with any such RSUs that are vested as of the date of termination to be paid in one lump sum within 30 days of termination. In the event of a Change of Control (as defined in the Mansour Employment Agreement) resulting in termination without Serious Reason within two years of the Change of Control, the foregoing severance benefits will apply, but any unvested new hire RSU award will become 100% vested and will be payable in one lump sum within 30 days of termination.
For the purposes of the Mansour Employment Agreement, “Serious Reason” means a serious reason pursuant to Article 2094 of the Civil Code of Quebec and includes, without limitation, (i) Mr. Mansour’s breach of a material term of the Mansour Employment Agreement; (ii) Mr. Mansour’s conviction of a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company; (iii) Mr. Mansour directly or indirectly making personal profit out of or in connection with a transaction or business opportunity to which the Company is involved or otherwise associated with, without making disclosure to and seeking the prior written consent of the Company; (iv) Mr. Mansour’s failure to comply with any Company rules or policies of a material nature; (v) Mr. Mansour’s continued failure to substantially perform his job duties; (vi) any actions or omissions on Mr. Mansour’s part constituting gross misconduct or negligence in connection with the business of the Company.
As required by the Mansour Employment Agreement, Mr. Mansour has signed and agreed to be bound by a Non-Competition, Non-Solicitation and Non-Disparagement Agreement.

Following Mr. Mansour’s separation from the Company on March 5, 2025, Loop Canada Inc. and Mr. Mansour agreed that he would receive a lump sum payment equal to four months of his base salary, totaling CAD $124,000.00, and be issued 82,250 shares representing the portion of his RSUs that had vested as of his termination date. Mr. Mansour also agreed to a release of claims and to continued compliance with his post-employment covenants pursuant to the Mansour Employment Agreement.
Mr. Stephen Champagne
On January 30, 2020, our wholly-owned subsidiary, Loop Canada Inc., entered into an employment agreement with no term, to commence on March 9, 2020, with Mr. Stephen Champagne, our Chief Technology Officer, such agreement referred to as the Champagne Employment Agreement.
Pursuant to the Champagne Employment Agreement, if Mr. Champagne’s employment is terminated by the Company without Serious Reason, Mr. Champagne will receive the following severance benefits, subject to his timely executing a release of claims and his continued compliance with the post-employment covenants, his proprietary information and inventions agreement with the Company, and his non-solicitation and non-disparagement agreement with the Company:
(i) his annual short-term incentive award prorated to the date of termination based on actual performance, payable in one lump-sum within the later of 30 days of termination for time-based awards or shortly after performance is determined at the end of the next quarterly reporting period for performance awards; (ii) a lump-sum payment equal to four months of his then-current base salary; and (iii) his new hire RSU award will be paid as if vested ratably over a period of 33 months from the date of Board approval, with any such RSUs that are vested as of the date of termination to be paid in one lump sum within 30 days of termination. In the event of a Change of Control (as defined in the Champagne Employment Agreement) resulting in termination without Serious Reason or resignation by Mr. Champagne for Good Reason (as defined in the Champagne Employment Agreement) within two years of the Change of Control, the foregoing severance benefits will apply, but any unvested new hire RSU award will become 100% vested and will be payable in one lump sum within 30 days of termination.
For the purposes of the Champagne Employment Agreement, “Serious Reason” means a serious reason pursuant to Article 2094 of the Civil Code of Quebec and includes, without limitation, (i) Mr. Champagne’s breach of a material term of the Champagne Employment Agreement; (ii) Mr. Champagne’s conviction of a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company; (iii) Mr. Champagne directly or indirectly making personal profit out of or in connection with a transaction or business opportunity to which the Company is involved or otherwise associated with, without making disclosure to and seeking the prior written consent of the Company; (iv) Mr. Champagne’s failure to comply with any Company rules or policies of a material nature; (v) Mr. Champagne’s continued failure to substantially perform his job duties; (vi) any actions or omissions on Mr. Champagne’s part constituting gross misconduct or negligence in connection with the business of the Company.
As required by the Champagne Employment Agreement, Mr. Champagne has signed and agreed to be bound by a Non-Competition, Non-Solicitation and Non-Disparagement Agreement.

PAY VERSUS PERFORMANCE
The following disclosure is required by SEC rules but is not reflective of how the Company or the Compensation Committee determine executive compensation. For a discussion of how the Company manages its executive compensation structure and philosophy, including alignment with Company performance, see the section entitled “Executive Compensation” above. The use of the term “compensation actually paid” is required by the SEC’s rules but does not reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, “compensation actually paid” was calculated by adjusting the total amounts for the applicable year from the Summary Compensation Table above, as further described in the footnotes to the following table.
The following table presents certain information regarding compensation paid to Loop’s CEO and other named executive officers (“NEOs”), and certain measures of financial performance, for the three years ended February 28, 2025. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO(1)(2) ($)	Average Summary Compensation Table Total for non-CEO Named Executive Officers ($)	Average Compensation Actually Paid to non-CEO Named Executive Officers(3)(4) ($)	Value of Initial Fixed $100 Investment Based on Loop Total Shareholder Return ($)	Net Income ($)
2025	444,769	(3,175,231)	263,759	(60,137)	42.36	(15,057,000)
2024	566,586	1,646,586	1,255,193	1,315,281	120.77	(21,087,000)
2023	582,457	(9,937,543)	221,539	(180,924)	37.46	(21,300,565)

(1)	For all periods disclosed Mr. Solomita was the CEO.
(2)	The adjustments noted in the table below were made to Summary Compensation Table totals for Mr. Solomita for each year to determine the compensation actually paid.

Year	Reported Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments(a) ($)	Compensation Actually Paid to CEO ($)
2025	444,769	—	(3,620,000)	(3,175,231)
2024	566,586	—	1,080,000	1,646,586
2023	582,457	—	(10,520,000)	(9,937,543)

(a)	The amounts deducted or added in calculating the average equity award adjustments, are as follows:

Year	Add Year- End Fair Value of Equity Awards ($)	Add Year- over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add Year- over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Subtract Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustment ($)
2025	—	(3,620,000)	—	—	—	—	(3,620,000)
2024	—	1,080,000	—	—	—	—	1,080,000
2023	—	(8,680,000)	—	(1,840,000)	—	—	(10,520,000)

(3)	In 2025 and 2024 the other NEOs were Mr. Mansour and Mr. Champagne. In 2023 the other NEOs were Mr. Drew Hickey, Mr. Nicolas Lafond, and Mr. Champagne.

(4)	The adjustments noted in the table below were made to Summary Compensation Table totals for our NEOs other than our CEO for each year to determine the compensation actually paid.

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2025	263,759	—	(323,896)	(60,137)
2024	1,255,193	932,090	992,178	1,315,281
2023	221,539	11,853	(390,610)	(180,924)

(a)	The amounts deducted or added in calculating the average equity award adjustments, are as follows:

Year	Add Average Year-End Fair Value of Equity Awards ($)	Add Average Year-over- Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Add Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add Average Year-over- Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Subtract Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Add Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustment ($)
2025	—	(292,236)	—	(31,660)	—	—	(323,896)
2024	989,060	—	—	3,118	—	—	992,178
2023	3,754	(75,173)	—	(44,949)	(274,241)	—	(390,610)

Relationship Between Pay and Performance.
The chart below reflects the relationship between Compensation Actually Paid to the CEO, the average compensation actually paid to the non-CEO NEOs, and the Company’s Net Income for the three years ended February 28, 2025. The Company’s Net Income for the three years ended February 28, 2025 reflects that it is in the pre-commercialization stage with limited revenues.

CAP vs. Net Income
2023
2024
2025
$(9.94)
$(0.18)
$1.65
$1.32
$(3.18)
$(0.06)
$(21.30)
$(21.09)
$(15.06)
CEO Compensation Actually paid ($Mil.)
Average Non-CEO NEO Compensation Actually paid ($Mil.)
Net Income ($Mil.)

The chart below reflects the relationship between Compensation Actually Paid to the CEO, the average compensation actually paid to the non-CEO NEOs, and the Company’s Total Shareholder Return for the three years ended February 28, 2025.

CAP vs. Total Shareholder Return
2023
2024
2025
$120.77
$37.46
$42.36
$(0.18)
$1.65
$1.32
$(0.06)
$(3.18)
$(9.94)
CEO Compensation Actually paid ($Mil.)
Average Non-CEO NEO Compensation Actually paid ($Mil.)
Year-end Value of $100 Invested at Beginning of Year

TRANSACTIONS WITH RELATED PERSONS
Our Board of Directors has adopted a written related party transactions policy. All transactions required to be reported pursuant to Item 404 of Regulation S-K are subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant Nasdaq rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K. The Company is also required by Nasdaq Rule 5250(b)(3) to disclose all agreements and arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. The Company is not aware of any such agreements.
In evaluating transactions with related parties, our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.
Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders
During the period beginning March 1, 2023 and ending on May 28, 2024, Director Nominee Laurent Auguste received $306,757 in consulting fees pursuant to a consulting agreement entered into by the Company, Mr. Auguste and NATANE, a corporation wholly owned by Mr. Auguste.
Other than noted above, there have not been any transactions or series of transactions during fiscal 2025 or 2024 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in this section and the sections titled “Executive Compensation” or “Compensation of Non-Employee Directors” elsewhere in this Proxy Statement.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
On August 16, 2017, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. The selection and engagement of PwC as our independent registered public accounting firm was approved by the Board on August 16, 2017, effective as at August 16, 2017. On June 28, 2024, at the 2024 Annual Meeting of Stockholders, the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2025 was ratified by stockholders.
A representative of PwC may be present at the 2025 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions. The stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 28, 2026.
Audit Fees During Fiscal Years 2025 and 2024
The following table sets forth the approximate aggregate fees paid by us to our independent registered public accounting firms during the fiscal years ended February 28, 2025 and February 29, 2024.

	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$286,760	$279,645
Audit-Related Fees(2)	78,292	—
Tax Fees(3)	—	2,914
All Other Fees(4)	5,194	3,972
Total Fees	$370,246	$286,531

(1)
Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, and services that are normally provided by the accountant in connection with statutory audits and other SEC filings or engagements. Audit Fees paid to PwC in fiscal years 2025 and 2024 amounted to $286,760 and $279,645, respectively.

(2)
Audit-Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily related to accounting consultations and related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.” Fees paid to PwC in fiscal years 2025 and 2024 amounted to $78,292 and nil, respectively.

(3)
Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions, tax advice and tax planning. Fees paid to PwC in fiscal year 2025 and 2024 amounted to nil and $2,914, respectively.

(4)	All Other Fees. This category represents the aggregate fees billed for any other products and services provided by the principal accountant.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. On January 9, 2018, the Audit Committee approved the Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) effective for the fiscal year ended February 28, 2018 and subsequent fiscal years. Of the fees paid in fiscal year 2025, 100% were approved by the Audit Committee using the pre-approval policies and procedures described herein. Of the fees paid in fiscal year 2024, 97% were approved by the Audit Committee using the pre-approval policies and procedures described herein.

Required Vote & Recommendation of the Board
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on the subject matter is required to ratify this appointment. Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending February 28, 2026. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.
THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP
STOCKHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of our accounting functions and internal controls. The Audit Committee is comprised of Mr. Sellyn, Ms. Sams and Mr. Stubina, each of whom is independent within the meaning of the listing standards of the Nasdaq Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors, and who reviewed the Audit Committee Report for the fiscal year ended February 28, 2025. As of the date of this meeting and for fiscal year ending February 28, 2026, the Audit Committee will be comprised of Mr. Sellyn (Chair), Ms. Sams and Mr. Stubina. The Audit Committee met five times during fiscal 2024. A copy of our Audit Committee Charter is available on our website at: http://www.loopindustries.com/cms/documents/.
In connection with our audited financial statements for the fiscal year ended February 28, 2025, on May 22, 2025, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the PCAOB and the SEC, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.
The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2025 for filing with the SEC.

The Audit Committee: Laurence Sellyn (Chair) Louise Sams Jay Stubina

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock as at May 20, 2025 as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our Common Stock; (2) each of our directors and nominees; (3) each named executive officer; and (4) all of our directors and executive officers as a group.
The amounts and percentages of our Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.
Unless otherwise provided in our Articles, holders of our Common Stock, Series A Preferred Stock and Series B Convertible Preferred Stock vote together as a single class. The one share of Series A Preferred Stock issued to Mr. Solomita affords him a majority of the total voting power so long as Mr. Solomita holds not less than 7.5% of the total number of outstanding shares of our Common Stock on February 12, 2016 (as adjusted for any stock splits and stock dividends effected after February 12, 2016), assuring that Mr. Solomita retains control with his presently-held 40.4% of the issued and outstanding shares of our Common Stock. Please refer to the “Voting Rights” section in this proxy statement for additional discussion regarding the voting rights of the sole holder of Series A Preferred Stock and the sole holder of Series B Convertible Preferred Stock.
Subject to the paragraph above, percentage ownership of outstanding shares is based on 47,718,350 shares of Common Stock outstanding, one share of Series A Preferred Stock and 1,044,430 shares of Series B Convertible Preferred Stock outstanding as of May 20, 2025.

Name and Address of Beneficial Owner	Shares of Common Stock(1) (#)	Percent of Common Stock (%)	Shares of Series A Preferred Stock (#)	Percent of Series A Preferred Stock (%)	Shares of Series B Convertible Preferred Stock (#)	Percent of Series B Convertible Preferred Stock (%)	Combined Voting Power Beneficially Owned(2) (%)
Directors, Nominees and Named Executive Officers(3)
Daniel Solomita(4)	20,690,644	42.0	1	100	—	—	74.5
Fady Mansour	4,996	*	—	—	—	—	*
Stephen Champagne(5)	217,763	*	—	—	—	—	*
Laurence Sellyn(6)	217,896	*	—	—	—	—	*
Louise Sams(7)	92,261	*	—	—	—	—	*
Jay Stubina(8)	275,761	*	—	—	—	—	*
Laurent Auguste(9)	74,412	*	—	—	—	—	*
Spencer Hart(10)	180,216	*	—	—	—	—	*
All Directors and Executive Officers as a Group (11 persons)	23,631,730	45.9	1	100	—	—	75.6
Greater than 5% Stockholders
SK geo centric Co., Ltd(11)	4,714,813	9.9	—	—	—	—	3.9

*	Represents beneficial ownership of less than one percent.
(1)
Include shares of Common Stock owned by the beneficial owner as well as shares of Common Stock underlying any equity derivative securities that are exercisable or convertible within 60 days of the record date, May 20, 2025.

(2)
The percentage of combined voting power beneficially owned reflects voting power with respect to all outstanding shares of our Common Stock, Series A Preferred Stock, and Series B Convertible Preferred Stock, voting together as a single class. Holders of our Common Stock are entitled to one vote per share. Please refer to the “Voting Rights” section above for a description of the voting rights associated with the Series A Preferred Stock and Series B Convertible Preferred Stock.

(3)	Unless otherwise noted, the business address of each of the following individuals is 480 Fernand-Poitras Terrebonne, Québec, Canada J6Y 1Y4.

(4)
Includes 19,108,722 shares of common stock, 1,400,000 vested RSUs and 181,922 stock options exercisable within 60 days of the record date of May 20, 2025. Mr. Solomita received an award of 4,000,000 RSUs which became effective upon stockholder approval of an increase in the number of shares available for grant under the 2017 Equity Incentive Plan at the Company’s 2019 Annual Meeting. The RSUs vest upon the occurrence of certain milestones and once vested, one-fifth of the RSUs will be settled annually. The first performance milestone has already been reached and consequently, 1,000,000 RSUs have vested effective June 27, 2019, of which the first installment of 200,000 RSUs was settled on October 15, 2019, the second installment on October 15, 2020 and the third installment on October 15, 2021. The remaining 400,000 vested RSUs will be settled in equal installments over the next two years, unless the Company and Mr. Solomita agree to defer settlement. In fiscal 2023, 1,000,000 RSUs vested with the achievement of the second performance milestone and shall be settled on October 15th of each year in 200,000 unit tranches, unless the Company and Mr. Solomita agree to defer settlement. The settlement of the 1,400,000 vested RSUs has been deferred and no RSUs have been settled since October 15, 2021. For so long as Mr. Solomita holds not less than 7.5% of the total number of outstanding shares of our Common Stock on February 12, 2016 (as adjusted for any stock splits and stock dividends effected after February 12, 2016), the share of Series A Preferred Stock shall have a majority of the voting power which is equal to 69,511,071 voting shares as at May 20, 2025.

(5)
Comprised of (i) 5,800 shares of Common Stock, (ii) 51,963 shares of Common Stock issued to Mr. Champagne on March 9, 2023 following the vesting of his new hire equity award RSUs, and (i) 160,000 stock options exercisable within 60 days of the record date of May 20, 2025.

(6)
Comprised of (i) 61,695 shares of Common Stock, and (ii) 156,201 RSUs granted to Mr. Sellyn in his functions as Director of which the settlement of which 120,132 RSUs has been deferred until Mr. Sellyn’s retirement from the Board and 36,069 RSUs which fully vest within 60 days of the record date of May 20, 2025 and are also subject to deferred settlement.

(7)
Comprised of (i) 2,369 shares of Common Stock resulting from the settlement of RSUs which vested in June 2021, and (ii) 89,892 RSUs granted to Ms. Sams, 53,823 of which settlement has been deferred until Ms. Sams’ retirement from the Board and 36,069 RSUs which fully vest within 60 days of the record date of May 20, 2025 and are also subject to deferred settlement.

(8)
Comprised of (i) 75,000 shares of Common Stock held by 6337708 Canada Inc., a corporation duly formed and existing under the laws of Canada and controlled by Jay Stubina, (ii) 60,000 shares held directly by Mr. Stubina, (iii) 131,201 RSUs granted to Mr. Stubina in his functions as Director, 95,132 of which settlement has been deferred until Mr. Stubina’s retirement from the Board and 36,069 RSUs which fully vest within 60 days of the record date of May 20, 2025 and are also subject to deferred settlement, and (iv) 9,560 shares of Common Stock resulting from the settlement of RSUs which vested in May 2018.

(9)
Comprised of (i) 38,343 shares of Common Stock issued following the vesting of RSUs granted to Mr. Auguste on October 6, 2020 pursuant to a consulting agreement entered into by the Company, Mr. Auguste and NATANE, a corporation wholly owned by Mr. Auguste, and (ii) 36,069 RSUs which fully vest within 60 days of the record date of May 20, 2025 and are also subject to deferred settlement.

(10)	Comprised of (i) 151,446 shares of Common Stock, and (ii) 28,770 RSUs which fully vest within 60 days of the record date of May 20, 2025.
(11)
Comprised of 4,714,813 shares of Common Stock. Amount and nature of ownership listed is based upon information contained in a Schedule 13D filed with the SEC by SK geo centric Co., Ltd. (formerly known as SK global chemical Co. Ltd.) (“SKGC”) on August 9, 2021. As of August 9, 2021, SKGC had sole voting power over 4,714,813 shares and sole dispositive power over 4,714,813 shares. The business address of SKGC is 26, Jong-ro, Jongno-gu Seoul, Korea 03118.

PROPOSAL THREE

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Act, we are providing stockholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote. As a result of the vote of our stockholders on Proposal Five at our 2019 Annual Meeting, we are required to provide our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers every year.
The principal objectives of our executive compensation program are:
•	To attract and retain executive officers with the skills, experience and motivation to enable us to achieve our stated objectives;
•
To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	To align total compensation with the performance commitments we seek for our stockholders, including, long-term growth in revenue and EPS;
•	To allow executive officers who demonstrate consistent performance over a multi-year period to earn above-average compensation when we achieve above-average long-term performance;
•	To be affordable and appropriate in light of our size, strategy and anticipated performance; and
•
To be straightforward and transparent in its design, so that stockholders and other interested parties can clearly understand all elements of our compensation programs, individually and in the aggregate.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our executive compensation by voting FOR, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Summary Compensation Table and the other related tables and disclosure).
The say-on-pay vote is an advisory vote only, and therefore it will not bind us or our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
Required Vote & Recommendation of the Board
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the 2025 Annual Meeting and entitled to vote on the subject matter is required to approve this advisory resolution. Unless marked to the contrary, proxies received will be voted “FOR” approval of the advisory resolution relating to the compensation of our named executive officers.
THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING
TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY WITH WHICH AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD
Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Act, requires us to include in our proxy statement the say-on-pay vote described in the previous proposal not less frequently than once every three years. Section 14A also requires us to provide shareholders, at least every six years, with the opportunity to vote on whether the say-on-pay vote should be held every year, every two years or every three years. At the 2018 Annual Meeting, our shareholders voted that a say-on-pay vote should be held every year.
After careful consideration of this proposal and feedback from our shareholders, the Board has determined that we should hold a say-on-pay vote every year. In formulating its recommendation, the Board considered that compensation decisions are made annually and that an annual advisory vote on executive compensation will allow shareholders to provide more frequent and direct input on our compensation philosophy, policies and practices.
Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: every year, every two years, every three years or abstaining from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a frequency of EVERY YEAR when voting on this proposal at the Annual Meeting.
Prior to voting on this proposal, we urge you to review the discussion on executive compensation contained in this Proxy Statement, the Executive Compensation section on pages 15 to 21.
This vote is an advisory vote only, and therefore it will not bind us or our Board of Directors or our Compensation Committee. However, the Board and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes.
Required Vote & Recommendation of the Board
The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.
THE LOOP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LOOP
STOCKHOLDERS VOTE FOR HOLDING AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION “EVERY YEAR”.

OTHER MATTERS
As of the date of this proxy, management knows of no business or nominations that will be presented for consideration at the 2025 Annual Meeting other than as stated in the Notice of Meeting and enclosed Proxy Statement. If any other business is properly brought before the 2025 Annual Meeting, shares subject to proxies will be voted, to the extent permitted by the rules and regulations of the SEC, in accordance with the discretion of the persons voting such proxies.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act and the rules of the SEC thereunder require our executive officers, directors and certain stockholders who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all required reports were filed on time with the SEC for fiscal year 2025, with the exception of the following: a Form 4 filed by Laurent Auguste to report grant of RSUs was filed late on July 8, 2024, a Form 4 filed by Daniel Solomita to report sale of shares for tax purposes was filed late on December 23, 2024, and a Form 4 filed by Spencer Hart to report grant of RSUs was filed late on February 14, 2025.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report, Proxy Statement or Notice is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Loop Industries, Inc., 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4 or upon telephonic request to (450) 951-8555, Attn: Chief Financial Officer. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.
ANNUAL REPORT ON FORM 10-K
We filed our Annual Report on Form 10-K for the fiscal year ended February 28, 2025 with the SEC on May 29, 2025, a copy of which is enclosed herein. You can also access the report from the “Investors” section of our website at http://loopindustries.com/en/investors/overview. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.
COST OF SOLICITATION
The cost of soliciting proxies will be borne by the Company. Officers, other employees and directors may solicit proxies personally or by telephone without any addition to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.
NON-SOLICITATION MATERIALS
The information contained in this Proxy Statement under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/17/2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LOOP2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/17/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the five director nominees listed in proposal 1.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Laurent Auguste 02) Spencer Hart 03) Louise Sams 04) Laurence Sellyn 05) Jay Stubina

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR for proposal 4.

	1 year	2 years	3 years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000679620_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, 10K Wrap are available at www.proxyvote.com

LOOP INDUSTRIES, INC.
Annual Meeting of Stockholders
July 18, 2025

This proxy is solicited by the Board of Directors of Loop Industries, Inc., a Nevada corporation (the "Company"). The undersigned stockholder of the Company hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated May 29, 2025 and hereby appoints Daniel Solomita and Lafond Nicolas, and either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Loop Industries, Inc. to be held on July 18, 2025 at 10 a.m. EDT, via live webcast at www.virtualshareholdermeeting.com/LOOP2025, and to vote all shares of our Common Stock and Preferred Stock held of record by the undersigned on May 20, 2025, as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000679620_2 R1.0.0.2

Continued and to be signed on reverse side